POWER OF ATTORNEY

     The undersigned director of Borg-Warner Automotive, Inc. (the "Corporation"), hereby appoints John F. Fiedler and Laurene H. Horiszny as his true and lawful attorneys-in-fact, with full power for and on his name and capacity as a director of the Corporation, to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), any Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the registration of shares under the Securities Act for the Corporation's dividend reinvestment and stock purchase plan.

     This Power of Attorney automatically ends upon the termination of Mr. Fiedler's and Ms. Horiszny's service with the Corporation.

     In witness whereof, the undersigned has executed this Power of Attorney on this 29th day of July, 1997.


                                   /s/  WILLIAM E. BUTLER
                                   ------------------------------
                                   William E. Butler